OFFICERS' CERTIFICATE PURSUANT TO SECTION
                    2.02(b) OF THE INDENTURE IDENTIFIED BELOW
                    -----------------------------------------


         The undersigned, Edwin F. Hall, Chief Financial Officer and Controller, and Neil D. Olson, Treasurer, of New England Telephone and Telegraph Company (the "Company"), acting pursuant to authorizations contained in Board Resolutions, copies of which are delivered herewith, duly adopted on March 16, 1993 and September 21, 1993, by the Board of Directors of the Company, do hereby authorize, adopt and approve the following terms for a series (the "Series") of the Company's debt securities to be issued under an Indenture, dated as of October 1, 1992 (the "Indenture"), from the Company to State Street Bank and Trust Company, as successor Trustee (the "Trustee"), pursuant to the Registration Statements on Form S-3 (Nos. 33-49533 and 33-50631) under the Securities Act of 1933, as amended. (As used herein, the term "Prospectus" shall mean the Prospectus dated December 8, 1997, as supplemented by the Prospectus Supplement dated December 10, 1997, filed with the Securities and Exchange Commission with respect to the Series.)


(1)      Title of Securities of the Series:                            6.30% MandatOry Par Put
                                                                       Remarketed Securities
                                                                       due December 16, 2012

(2)      Limit, if any, on the aggregate                               $175,000,000
         principal amount of Securities
         of the Series:

(3)      Date or dates, or manner of determining the same,             December 16, 2012
         on which the principal of Securities of the Series
         is payable:

(4)      With respect to interest on Securities of the Series:






         (a)      The rate or method of                                6.30% per annum to December 16, 2002 (and
                  calculation:                                         thereafter the rate determined in
                                                                       accordance with the procedures set forth
                                                                       in the Prospectus under the caption headed
                                                                       "Description of the MOPPRS-Tender of
                                                                       MOPPRS; Remarketing").


         (b)      The date or dates from which                         December 15, 1997
                  such interest shall accrue:

         (c)      The dates on which interest                          June 16 and December 16, commencing June 16, 1998
                  shall be payable or the
                  manner of determining the
                  same:

         (d)      Record dates for interest payable                    To holders of record at the
                  on any interest payment date:                        close of business on June
                                                                       1 and December 1 prior
                                                                       to the interest payment date.


(5)      Place or places where Securities                              At the office or agency of the Company in
         of the Series shall be payable:                               New York, New York.  At its option, the
                                                                       Company may pay interest by check mailed to
                                                                       the holder's address as it appears on the
                                                                       register.


(6)      With respect to redemption, in whole or in part,              As set forth in the Prospectus under the
         of Securities of the Series at the option of                  caption headed "Description of the
         the Company:                                                  MOPPRS-Redemption"


(7)      With respect to the mandatory                                 As set forth in the Prospectus under the
         redemption or purchase of                                     caption headed "Description of the
         Securities of the Series:                                     MOPPRS-Tender of MOPPRS; Remarketing"


(8)      Denominations in which Securities of the Series               $1,000 and integral multiples thereof
         are issuable, if other than $1,000 and any integral
         multiples thereof:


(9)      If other than the principal amount thereof, the portion of    Not applicable
         the principal amount of Securities of the Series payable on declaration of acceleration:

                                       2



(10)     (a) Whether Securities of the Series are issuable as          Registered Securities
         Registered Securities, Unregistered Securities (with or
         without interest coupons), or any combination thereof:


         (b) Whether, and the terms upon which, Unregistered            Not applicable
         Securities of the Series may be exchanged for Registered
         Securities of the same Series and vice versa:



(11)     Any provisions for payment of additional amounts for taxes     Not applicable
         and for redemption, in the event the Company must comply
         with the reporting requirements or must pay additional
         amounts in respect of any Securities of the Series:


(12)     With respect to the issuance of any Global Securities of       To be issued wholly in permanent form for deposit with The
         the Series:                                                    Depository Trust Company, as Depositary.



(13)     Any other covenants and terms of Securities                    None
         of the Series, including any additional restrictive
         covenants not described above and any terms required
         by United States laws or regulations:

(14)     Issue price to public of Securities of the Series:             100%

(15)     Underwriter's commission or discount as a percentage           0.60%
         of the principal amount of Securities of the Series
         to be issued:


(16)     Agency fees as a percentage of the principal amount of         Not applicable
         Securities of the Series to be issued:


         Annexed hereto is the form of the Securities of the Series.

         The capitalized terms used in this Certificate (unless otherwise defined herein) have the meanings as defined in the Indenture.

         IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Company.




                            NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY



                                       /s/ Edwin F. Hall
                            ------------------------------------------
                                           Edwin F. Hall
                              Chief Financial Officer and Controller



                                       /s/ Neil D. Olson
                            ------------------------------------------
                                           Neil D. Olson
                                             Treasurer


Dated:  As of December 10, 1997

                                                                       EXHIBIT A

                                        $

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY

                                 DEBT SECURITIES

                            DELAYED DELIVERY CONTRACT

                                                                          [DATE]


NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

         The undersigned hereby agrees to purchase from New England Telephone and Telegraph Company, a New York corporation ("Company"), and the Company hereby agrees to sell to the undersigned,

                                        $

principal amount of the Company's above-captioned securities ("Securities"),
offered by the Company's prospectus dated              , 199 , as supplemented
by the prospectus supplement dated            , 199  (collectively, the
"Prospectus"), receipt of a copy of which is hereby acknowledged, at a purchase
price of   % of the principal amount thereof plus accrued interest from
          , 199 to the Delivery Date (as defined in the next paragraph) and on the further terms and conditions set forth in this Contract.

         Payment for and delivery of the Securities to be purchased by the
undersigned shall be made on          , 199 , herein called the "Delivery Date".

         At 10:00 A.M., New York time, on the Delivery Date, the Securities to be purchased by the undersigned hereunder will be delivered by the Company to the undersigned, and the undersigned will accept delivery of such Securities and will make payment to the Company of the purchase price therefor, at the office of . Payment will be certified or official bank check payable in next-day funds settled through the New York Clearing House to or upon the order of the Company. The Securities will be delivered in such authorized forms and denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than two full business days prior to the Delivery Date, or, if the undersigned fails to make a timely designation in the foregoing manner, in the form of one definitive fully registered certificate representing the Securities in the above principal amount, registered in the name of the undersigned.

         This Contract will terminate and be of no further force and effect
after               , 199 , unless (i) on or before such date it shall have been executed and delivered by both parties
hereto or (ii) the Company shall have sold to the Underwriters named in the Prospectus the Immediate Delivery Underwritten Securities (as defined in the Underwriting Agreement referred to in the Prospectus) and the Company shall have mailed or delivered to the undersigned at its address set forth below a notice to that effect, stating the date of the occurrence thereof, accompanied by copies of the opinion of counsel for the Company delivered to such Underwriters pursuant to Paragraph 10(d) of the Underwriting Agreement.

         The obligation of the undersigned to accept delivery and make payment for the Securities on the Delivery Date will be subject to the condition that the Securities shall not, on the Delivery Date, be an investment prohibited by the laws of the jurisdiction to which the undersigned is subject, the undersigned hereby representing that such an investment is not so prohibited on the date hereof. This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors but will not be assignable by either party hereto without the written consent of the other.

         It is understood that acceptance of any Delayed Delivery Contract (as defined in said Underwriting Agreement) is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.


                                              Very truly yours,

                                              By
                                                --------------------------------


                                                --------------------------------

                                                           Title

                                                --------------------------------
                                                           Address


Accepted as of                     , 19  .

NEW ENGLAND TELEPHONE AND TELEGRAPH
COMPANY

By
  ---------------------------------
                Title

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY


        6.30% MandatOry Par Put Remarketed Securities(SM)*("MOPPRS(SM)")
                              due December 16, 2012


No. ___                           $___________                 Cusip:  _________


      NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY, a New York corporation (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ___________ DOLLARS on December 16, 2012, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 16 and December 16 of each year (each, an "Interest Payment Date"), on said principal sum at the rate per annum specified below, at such office or agency, in like coin or currency, from the sixteenth day of June or December, as the case may be, to which interest on Securities has been paid preceding the date hereof (unless the date hereof is a June 16 or a December 16 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from December 15, 1997) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Security shall be authenticated at a time when there is an existing default in the payment of interest on the Securities, if the date hereof is after June 1 and before the next following June 16 or is after December 1 and before the next following December 16, this Security shall bear interest from such June 16 or December 16; provided, however, that if the Company shall default in the payment of interest when due on such June 16 or December 16, then this Security shall bear interest from the next preceding date to which interest has been paid.


----------

* (sm) "MandatOry Par Put Remarketed Securities" and "MOPPRS" are service marks of Merrill Lynch & Co., Inc.

The interest so payable on any June 16 or December 16 shall be paid to the person in whose name this Security shall be registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date (each, a "Regular Record Date"). For purposes of this Security, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

      If and to the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Securities mailed by first-class mail not less than fifteen days prior to such record date to their last address as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest. The Company may pay interest by check mailed to the holder's address as it appears on the Security register.

      The rate of interest on this Security shall be 6.30% per annum to December 16, 2002 (the "Remarketing Date"). If, pursuant to the Remarketing Agreement, dated as of the date hereof (the "Remarketing Agreement"), between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), and the Company, the Remarketing Dealer elects to remarket the Securities, then, except as otherwise set forth on the reverse hereof, (i) this Security shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) on and after the Remarketing Date, this Security shall bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 4 on the reverse hereof (the "Interest Rate to Maturity").

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

      IN WITNESS WHEREOF, New England Telephone and Telegraph Company has caused this Security to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                            NEW ENGLAND TELEPHONE AND TELEGRAPH
                                            COMPANY


                  (SEAL)                    By
                                              ----------------------------------
                                              Title:


                                            By
                                              ----------------------------------
                                              Title:


Dated:     December 15, 1997



                          Certificate of Authentication

This is one of the Securities of the series designated therein and described in the within-mentioned Indenture.

                                            STATE STREET BANK AND TRUST COMPANY,
                                             AS TRUSTEE


                                            By
                                              ----------------------------------
                                              Authorized Signatory

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY


        6.30% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)")
                              due December 16, 2012


      1. Indenture. (a) This Security is one of the duly authorized issue of debt securities of the Company (herein referred to as the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of October 1, 1992 (herein referred to as the "Indenture"), duly executed and delivered by the Company to State Street Bank and Trust Company, as successor Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders", "holder", "Securityholders" or "Securityholder" meaning the registered holders or registered holder) of the Debt Securities.

      (b) The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the 6.30% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)") due December 16, 2012 of the Company and such series is limited in aggregate principal amount to $175,000,000. References herein to "Securities" shall mean the Securities of said series.

      (c) All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

      2. Mandatory Tender on Remarketing Date; Purchase and Settlement. (a) Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Securities for remarketing (the "Notification Date"), each Security shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date in accordance with Section 2(b) below, except as set forth in Sections 5 and 6 below. The purchase price of such tendered Securities shall be equal to 100% of the principal amount thereof. Upon such tender, the Remarketing Dealer shall have the option, in its sole discretion, to elect to remarket the Securities in accordance with the Remarketing Agreement for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. If the Remarketing Dealer makes such election, the obligation of the Remarketing Dealer to purchase the Securities on the Remarketing Date shall be subject to the conditions set forth in the Remarketing Agreement. No Beneficial Owner of any Securities shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities.

      (b) Following the Notification Date, the tender and purchase of the Securities provided for in Section 2(a) above shall be effected as follows, subject to Sections 5 and 6 below:

            (i) All of the tendered Securities shall be automatically delivered to the account of the Trustee, by book-entry through The Depository Trust Company or any successor thereto ("DTC") pending payment of the purchase price therefor, on the Remarketing Date.

            (ii) The Remarketing Dealer shall make or cause the Trustee to make payment to the DTC participant (each, a "Participant") of each tendering Beneficial Owner of Securities, by book entry through DTC in accordance with the procedures of DTC, by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Securities, of the purchase price for tendered Securities that have been purchased for remarketing by the Remarketing Dealer. The Company shall make or cause the Trustee to make payment of interest to each Beneficial Owner of Securities due on the Remarketing Date by book entry through DTC by the close of business on the Remarketing Date.

      3. Maintenance of Book-Entry System. (a) The tender and settlement procedures set forth in Section 2(b) above, including provisions for payment by purchasers of Securities in the remarketing or for payment to selling Beneficial Owners of tendered Securities, shall be subject to modification, notwithstanding any provision to the contrary set forth in Article 9 of the Indenture, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing Dealer may, notwithstanding any provision to the contrary set forth in Article 9 of the Indenture, modify the settlement procedures set forth herein in order to facilitate the settlement process.

      (b) The Company hereby agrees with the Trustee and the holders of Securities that at all times, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Securities in book-entry form and (ii) it will waive any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

      4. Determination of Interest Rate to Maturity; Notification Thereof. Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in Section 2(a), by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date"), the Remarketing Dealer shall determine the Interest Rate to Maturity to the nearest one hundred-thousandth (0.00001) of one percent per annum. The Interest Rate to Maturity shall be equal to the sum of 5.905% (the "Base Rate") and the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the MOPPRS.

      The "Applicable Spread" shall be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date that is the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date that is the Stated Maturity Date of the MOPPRS and (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the actual purchasers of the MOPPRS ("Beneficial Owners") and Holders of the MOPPRS, the Company and the Trustee.

      "Dollar Price" means, with respect to the MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below).

      "Reference Corporate Dealers" means each of CS First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

      "Remaining Scheduled Payments" means, with respect to the Securities, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the Securities, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

      "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

      "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities being purchased.

      "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference

Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

      "Reference Treasury Dealer" means each of CS First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

      5. Repurchase. If (a) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (b) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (c) since the Notification Date, a material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Securities shall have occurred and be continuing, or any other event constituting a termination event under the Remarketing Agreement shall have occurred, or (d) the Remarketing Dealer elects not to remarket the Securities, or (e) the Remarketing Dealer for any reason does not purchase all tendered Securities on the Remarketing Date, then, in any such case, the Company shall repurchase the Securities as a whole on the Remarketing Date at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest, if any, on the Securities to the Remarketing Date. In any such case, payment shall be made by the Company to the Participant of each tendering Beneficial Owner of Securities, by book-entry through DTC, by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Securities.

      6. Redemption. (a) Notwithstanding any election by the Remarketing Dealer to remarket the Securities on the Remarketing Date, the tendering of the Securities for purchase by the Remarketing Dealer on such date as set forth in
Section 2(b) above shall be subject to the right of the Company to redeem the Securities from the Remarketing Dealer as provided in Section 6(b) below.

      (b) The Company, in its sole and absolute discretion, shall have the right, upon notice to the Remarketing Dealer and the Trustee not later than the Business Day immediately preceding the Determination Date, to irrevocably elect to redeem the Securities, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Securities and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Securities, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

      7. Effect of Event of Default. In the event that an Event of Default shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      8. Amendments and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of holders, the rights of the Securityholders of each such series. The holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Debt Securities of any such series except a default in the payment of the principal of or interest on any Debt Security. However, without the consent of each Securityholder affected, an amendment or waiver may not: (1) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver; (2) change the rate of or change the time for payment of interest on any Debt Security; (3) change the principal of or change the fixed maturity of any Debt Security; (4) waive a default in the payment of the principal of or interest on any Debt Security; (5) make any Debt Security payable in money other than that stated in the Debt Security; or (6) make any change in the provisions of the Indenture (a) with respect to the right of the holders of a majority in principal amount of any series of Debt Securities by notice to the Trustee to waive an existing default with respect to that series and its consequences except a default in the payment of the principal of or interest on any Debt Security; (b) with respect to the right of any holder of a Debt Security to receive payment of principal and interest on the Debt Security, on or after the respective due dates expressed in the Debt Security, the right of any holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates; and (c) contained in this sentence.

      9. Denominations, Transfer and Exchange. (a) The Securities are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

      (b) Where certificated Securities are presented to the registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the registrar shall register the transfer or make the exchange if its requirements for such transactions are met. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      (c) Ownership of Securities shall be provided by the register for the Securities kept by the registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Security is registered as the absolute owner thereof for all purposes.

      10. No Liability of Certain Persons. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Security.

      11. Governing Law. The laws of the State of New York shall govern the Indenture and this Security.

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THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH
BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE SUCH ABBREVIATION APPEARS:

TEN COM--as tenants in common  (Name) CUST (Name) UNIF--(Name) as Custodian
TEN ENT--as tenants by the     GIFT MIN ACT (state) for (Name) Under the (State)
         entirety                                   Uniform Gifts
JT TEN --as joint tenants with                      to Minors Act
         right of survivorship
         and not as tenants
         in common

     ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

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  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE
-----------------------------------------

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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the within Security of New England Telephone and Telegraph Company and all
rights thereunder and hereby irrevocably constitutes and appoints
_______________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises

Dated:                                  ----------------------------------------
                                                       Signature

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.